Calculation of Filing Fee Tables
S-3
BNB Standard Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
		Debt	Debt Securities	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Common Stock, par value $0.00001	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees Previously Paid	1	Unallocated (Universal) Shelf		457(o)			$ 950,000,000.00		$ 131,195.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.00001 per share	457(o)			$ 50,000,000.00		$ 7,655.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,850.00
			Total Fees Previously Paid:						$ 7,655.00
			Total Fee Offsets:						$ 131,195.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number of securities is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,000,000,000. In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the filing fee is calculated and being paid based on the maximum aggregate offering price pursuant to the registration statement. Each share of Common Stock registered hereunder includes an associated preferred stock purchase right. Such preferred stock purchase rights are not currently separable from the shares of Common Stock, and the value, if any, attributable to such preferred stock purchase rights is reflected in the market price of the shares of Common Stock.

[2]	On August 25, 2025, the registrant initially filed this registration statement on Form S-3ASR (File No. 333-289830) registering, among other securities, the issuance of up to $50,000,000 of Common Stock in an at the market offering ("ATM Offering"). The registration fee associated with the ATM Offering was $7,655. The amount of unused registration fee paid in connection with the ATM Offering was applied to the registrant's total registration fee under Post-Effective Amendment No. 1 filed on June 18, 2026, pursuant to which the registrant also registered the securities set forth in the table above and paid the remaining $131,195 registration fee at the time of such filing.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-289830	08/25/2025		$ 131,195.00
Fee Offset Sources		CEA Industries Inc.	S-3	333-289830		06/18/2026						$ 131,195.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Previously paid in connection with the above-mentioned registration statement, which was originally filed on August 25, 2025. No additional securities are being registered in connection with the filing of this Post-Effective Amendment No. 2. This calculation of filing fee tables exhibit is being filed solely to include applicable references to the registrant's preferred stock purchase rights, as described herein, and make other applicable updates to reflect the filing of this Post-Effective Amendment No. 2.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date